State of Delaware
                        OFFICE of the Secretary of State

                          -----------------------------


I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AVERY COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF DECEMBER, A.D. 2001, AT 11 O'CLOCK A.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.
































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0841723 8100                                          AUTHENTICATION: 1498059
010635422

                                                      DATE: 12-12-01


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                                 CERTIFICATE OF
                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                           AVERY COMMUNICATIONS, INC.

     AVERY COMMUNICATIONS, INC. (the "Corporation") a corporation organized and existing under and by virtue of the Delaware General Corporate Law ("DGCL") does hereby certify:

     FIRST:  That the Board of Directors of the  Corporation,  by the  unanimous
                                                                       ---------
written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that, to effectuate the Reverse Stock Split. Article 4 of the Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate of Incorporation"), be amended by adding the following paragraphs thereto:

               Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"), each eight (8) shares of Common Stock, par value $.01 per share ("01d Common Stock"), of the Corporation issued and outstanding immediately prior to the Effective Time shall be, without any action of the holder thereof; automatically reclassified as and converted into one (1) share of Common Stock, par value $.01 per share ("New Common Stock"), of the Corporation.

               Notwithstanding the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock; and no certificates or scrip representing any such fractional shares shall be issued. In lieu of such fraction of a share, and upon surrender of the certificate or certificates representing the Old Common Stock as provided below, any holder of Old Common Stock who would otherwise be entitled to receive a fraction of a share of New Common Stock, after aggregating all fractional shares of New Common Stock to which any such holder would otherwise be entitled, shall be entitled to receive one whole share of New Common Stock_

               Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified. Each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into



STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 12/12/2001
010635422 - 0841723
          which the shares of Old Common Stock represented by such certificate shall have been reclassified.

     SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, a majority of the stockholders of the Corporation have, given their, written consent to said amendment in accordance with the provisions of
Section 228 of the DGCL, and written notice of the adoption of the amendment has been given as provided in Section 228 of the DGCL to every stockholder entitled to such notice.

     THIRD: That the foregoing amendment of the Certificate of Incorporation was duly in accordance with the provisions of Section 242 of the DGCL.


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     IN  WITNESS  WHEREOF,  the  Corporation  has  caused  this  Certificate  of
Amendment to be executed on this 12th day of December, 2001.

                            AVERY COMMUMCATIONS, INC.


                          By /s/ Scot M. McCormick
                            -------------------------
                                Scot M. McCormick
                                 Vice President


                                     - 3 -
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